UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2008
PACKETEER, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-26785	77-0420107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 873-4400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers
On January 28, 2008, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the terms of the Company’s 2008 cash compensation for Dave Côté, its Chief Executive Officer. Mr. Côté’s base salary for 2008 is unchanged from the prior year. As in prior years, Mr. Côté will participate in the 2008 executive cash bonus plan described in the Company’s Current Report on Form 8-K filed on December 18, 2007. Mr. Côté’s 2008 target incentive rate under such bonus plan is unchanged from the prior year.
On January 28, 2008 and consistent with prior years, the Committee also approved annual stock option grants under the Company’s 1999 Stock Incentive Plan for all but two of the Company’s executive officers who were recently hired or promoted by the Company. The Committee granted 2008 stock option awards to executive officers in amounts ranging from 35,000 shares to 140,000 shares, each with an exercise price per share equal to the closing price per share of the Company’s common stock as reported on the Nasdaq Global Select Market. These options will vest based on employment over a four year period, subject to possible acceleration of vesting under certain circumstances.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 4, 2008

Packeteer, Inc.
By:	/s/ David C. Yntema
	Name:	David C. Yntema
	Title:	Chief Financial Officer and Secretary